UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 25, 2006
Allied Waste Industries, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14705	88-0228636

(Commission File Number)	(I.R.S. Employer Identification No.)

15880 North Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona	85260

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 25, 2006, the Board of Directors elected Stephanie Drescher as a Director of the Company. Ms. Drescher is a partner at Apollo Advisors, L.P. (“Apollo”), affiliates of which are significant shareholders of the Company. Ms. Drescher was also appointed to serve on the Management Development/Compensation Committee and Executive Committee of the Board of Directors. Ms. Drescher will replace Mr. Ressler as one of Apollo’s designees on the Company’s Board of Directors pursuant to a Third Amended and Restated Shareholders Agreement, dated December 18, 2003, between the Company and Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related parties.
Prior to joining Apollo in 2004, Ms. Drescher worked at JP Morgan for ten years, primarily in its Alternative Investments group. During her time at JP Morgan, Ms. Drescher served on the boards of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, and JP Morgan Private Investments Inc. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her M.B.A. from Columbia Business School.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.
August 31, 2006	By:	Peter S. Hathaway
		Name:	Peter S. Hathaway
		Title:	Executive Vice President and Chief Financial Officer

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